EXHIBIT 1 TO SCHEDULE 13G
                             JOINT FILING AGREEMENT

         The undersigned agree that this Schedule 13G, dated June 1, 2006, relating to the Common Stock of YP Corp., shall be filed on behalf of the undersigned.

         Dated: June 1, 2006




                                       Grand Slam Asset Management, LLC


                                       By: /s/ Mitchell Sacks
                                       -----------------------------------------
                                       Name:  Mitchell Sacks
                                       Title: Member




                                       Grand Slam Capital Master Fund, Ltd.


                                       By: /s/ Mitchell Sacks
                                       -----------------------------------------
                                       Name:  Mitchell Sacks
                                       Title: Director